UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2024

Elevai Labs Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41875	85-1399981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive, Ste. 250 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 794-4940

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Purchase Agreement (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On September 22, 2024, Elevai Labs Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with institutional investors in connection with a registered direct offering (the “Offering”) for the offer and sale of 8,900,000 shares of its common stock, par value $0.0001 per share (“Common Stock”) and 19,671,425 Pre-Funded Warrants to purchase shares of common stock (the “Pre-Funded Warrants”) in lieu of shares of Common Stock, and accompanying Series A Warrants (the “Series A Warrants”) to purchase up to 28,571,425 shares of Common Stock (the “Series A Warrant Shares”) and Series B Warrants (the “Series B Warrants”) to purchase up to 28,571,425 share of Common Stock (“the “Series B Warrant Shares” together with the Series A Warrant Shares, the “Warrant Shares”) at a combined offering price of $0.28 per unit.

Each share of Common Stock or Pre-Funded Warrant in lieu thereof was offered together with a Series A Warrant and a Series B Warrant, each to purchase one share of Common Stock. Both the Series A Warrants and Series B Warrants have an exercise price of $0.38 per share of Common Stock. The Series A Warrants will be exercisable beginning on the date of completion of the requisite waiting period following the filing of the Information Statement related to the approval by the stockholders of the Company (the “Initial Exercise Date” or “Effective Shareholder Approval Date”) of the issuance of shares upon exercise of the Warrants (the “Shareholder Approval”). The exercise price of the Series A and Series B Warrants is subject to adjustment for stock splits, share dividends, share combinations and similar capital transactions or other such event as further described in the Series A and Series B Warrants. The Series A Warrants have a term of five years from issuance, and the Series B Warrants have a term of two and a half years from issuance.

Subject to certain exceptions, the Warrants are subject to adjustment provisions in connection with a reverse stock split or similar transaction and following the Effective Shareholder Approval Date, which provide for reduction to the exercise price and increase in the number of Warrant Shares underlying the Warrants. In addition, subject to certain exceptions, the Series A Warrant is subject to reduction to the exercise price upon an issuance of securities by the Company at a price per share that is less than the exercise price. Any reduction to the exercise prices of the Series A Warrants and the Series B Warrants and resulting increase in the number of shares of common stock underlying the Warrants is subject to a floor price as set forth in the Warrants.

The holder of Series B Warrants may also effect an “alternative cashless exercise” at any time following the Effective Shareholder Approval Date, pursuant to which the holder has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cashless exercise of the Series B Warrant and (y) 3.0.

Subject to certain ownership limitations described in the Pre-funded Warrants, the Pre-Funded Warrants are exercisable upon issuance and have an exercise price of $0.0001 per share of Common Stock. The Pre-Funded Warrants may be exercised at any time until all of the Pre-funded Warrants are exercised in full.

In connection with the Offering, the Company entered into the Purchase Agreement with certain purchasers on September 22, 2024. Pursuant to which, on September 23, 2024, the Company obtained shareholder approval approving a (i) reduction to the applicable floor price in the Series A and Series B Warrants inapplicable, (ii) adjustment terms in the Series A and Series B Warrants, (iii) issuance of all of the Warrant Shares upon the exercise the Warrants in accordance with their terms (including adjustment provisions set forth therein), and (iv) to consent to any adjustment to the exercise price or number of shares of Common Stock underlying the Warrants in the event of a Share Combination Event, Dilutive Issuance and Reset Date (as defined in the Series A and Series B Warrants). Additionally, the Purchase Agreement contains customary representations and warranties and agreements of the Company and the purchasers and customary indemnification rights and obligations of the parties.

The shares of Common Stock, the Common Warrants and the Pre-funded Warrants described above and the underlying shares of Common Stock were offered pursuant to the Registration Statement on Form S-1 (File No. 333-281987), which was declared effective by the Securities and Exchange Commission on September 20, 2024.

The closing of the Offering occurred on September 24, 2024. The Company received net proceeds of approximately $7.05 million from the Offering, after deducting the estimated offering expenses payable by the Company, including the placement agent fees. The Company intends to use the net proceeds from the Offering for the continued clinical development of its product candidates and for working capital, and other general corporate purposes.

In connection with the Offering, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) on September 22, 2024 with Univest Securities, LLC (the “Placement Agent”), as the exclusive placement agent in connection with the Offering. As compensation to the Placement Agent, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Offering, a non-accountable expense allowance of 1.0% of the aggregate gross proceeds raised in the Offering, and reimbursement of certain expenses. We also issued to the Placement Agent a Placement Agent Warrant (the “Placement Agent Warrant”) to purchase up to 1,428,571 shares of Common Stock, which represents 5% of the shares of Common Stock and Pre-Funded Warrants sold in the Offering, at an exercise price of $0.336 per share. The Placement Agent Warrant has a term of three and a half years from issuance, is immediately exercisable and is subject to adjustment for stock splits, share dividends, share combinations and similar capital transactions or other such event as further described in the Placement Agent Warrant.

The foregoing summaries of the Placement Agency Agreement, Purchase Agreement, the Series A Warrant, the Series B Warrant, the Pre-funded Warrant, and Placement Agent Warrant do not purport to be complete and are subject to, and qualified in their entirety by, copies of such documents attached as exhibits 4.1, 4.2, 4.3, 4.4, 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated by reference.

The Company issued a press release announcing the Offering on September 23, 2024. A copy of the press release is attached hereto as Exhibits 99.1, and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Form of Series A Warrant, dated September 24, 2024.
4.2	Form of Series B Warrant, dated September 24, 2024
4.3	Form of Pre-funded Warrant, dated September 24, 2024.
4.4	Placement Agent Warrant, dated September 24, 2024
10.1	Placement Agency Agreement, dated September 22, 2024, between the Company and Univest Securities LLC.
10.2	Form of Securities Purchase Agreement, dated September 22, 2024
99.1	Press Release of Elevai Labs Inc., dated September 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2024

Elevai Labs, Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer, President and Director

3